UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): June 17, 2024

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24900 Pitkin Road, Suite 309, Spring, Texas, 77386
(Address of principal executive offices, including zip code)

(847) 966-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant

The Audit Committee (the "Committee") of the Board of Directors of Perma-Pipe International Holdings, Inc. ("the Company") recently conducted a review and selection process in determination of the Company's independent registered public accounting firm for the fiscal year ending January 31, 2025. As part of this process, the Committee solicited proposals from various firms, including Grant Thornton LLP ("Grant Thornton"), the Company's independent registered public accounting firm for the fiscal year ended January 31, 2024.

As a result of this process and in connection with evaluating the proposals from the participating firms, the Committee approved the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2025. The Company dismissed Grant Thornton as its independent registered accounting firm on June 17, 2024. Further, the Company has authorized Grant Thornton to respond to the inquiries of the successor auditors.

The audit reports of Grant Thornton on the Company's consolidated financial statements for the fiscal years ended January 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during the fiscal years ended January 31, 2024 and 2023, and the subsequent interim period through June 17, 2024, there were: (i) no disagreements between the Company and Grant Thornton, as defined in Item 304(a)(1)(iv) of Regulation S-K, regarding any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, any of which, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two fiscal years ended January 31, 2024 and 2023, and the subsequent interim period through June 17, 2024, other than the material weaknesses in the Company's internal control over financial reporting, as disclosed in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended January 31, 2024, which was filed with the SEC on April 26, 2024. Further, the material weaknesses did not result in a misstatement to the Company's annual consolidated financial statements. Refer to Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended January 31, 2024, for further discussion regarding the identified material weaknesses in the Company's internal control over financial reporting.

The Company provided Grant Thornton with a copy of the foregoing disclosures and has request that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether Grant Thornton agrees with the above disclosures. A copy of the letter provided pursuant to that request, dated June 20, 2024, is attached as Exhibit 16.1 to this Form 8-K.

For the fiscal years ended January 31, 2024 and 2023, and during the subsequent interim period through June 17, 2024, neither the Company nor anyone acting on its behalf, has consulted with PwC regarding: (1) the application of accounting principles to a specific transaction, or the audit opinion that may be rendered on the Company's consolidated financial statements; (ii) any matter relating to a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are filed or furnished herewith:

Exhibit
Number

16.1	Letter from Grant Thornton LLP dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

June 20, 2024	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer